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                                                                      EXHIBIT 99

ENTRAVISION COMMUNICATIONS CORPORATION TO ISSUE $200 MILLION SENIOR SUBORDINATED NOTES

Santa Monica, CA, March 5, 2002 - Entravision Communications Corporation (NYSE:
EVC) today announced that it proposes to make an offering of an aggregate principal amount of $200 million of Senior Subordinated Notes due 2009. The notes will be unsecured senior subordinated indebtedness and will be guaranteed by certain of Entravision's domestic subsidiaries. Entravision intends to use the net proceeds from the sale of the notes, plus cash on hand, to repay the term loan under its bank credit facility.

The notes will be sold to qualified institutional buyers in reliance on Rule 144A and outside the United States in reliance on Regulation S under the Securities Act of 1933. The offering of the notes will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the company's actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although the company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations. From time to time, these risks, uncertainties and other factors are discussed in the company's filings with the Securities and Exchange Commission.